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                                                                      EXHIBIT 21

                          WESTERN DIGITAL CORPORATION
                          SUBSIDIARIES OF THE COMPANY

                       NAME                               JURISDICTION
                       ----                               ------------
Western Digital Ireland, Ltd...................... Cayman Islands
Western Digital (Malaysia) SDN BHD................ Malaysia
Western Digital (Deutschland) GmbH................ Federal Republic of Germany
Western Digital (France) S.a.r.l.................. France
Western Digital Japan Ltd......................... Japan
Western Digital (U.K.) Limited.................... United Kingdom
Western Digital Canada Corporation................ Canada
Western Digital (Singapore) Pte Ltd............... Singapore
Western Digital Taiwan Co., Ltd................... Taiwan, Republic of China
Western Digital Hong Kong Limited................. Hong Kong
Western Digital Netherlands B.V................... The Netherlands
Western Digital (S.E. Asia) Pte Ltd............... Singapore
Western Digital (I.S.) Limited.................... Ireland
Western Digital (Tuas-Singapore) Pte Ltd.......... Singapore
Pacifica Insurance Corporation.................... Hawaii